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                                                                    EXHIBIT 99.1



                        HORNBECK OFFSHORE SERVICES, INC.
                              (a Delaware company)
                                 (the "Company")


                                     CONSENT


         By signature below, the undersigned hereby consents to being named in the Company's filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934 as an individual to become a director of the Company effective upon the closing of the initial public offering of the Company's common stock, and to the inclusion of his biographical information in such filings.

         In witness whereof, this Consent is signed and dated as of the 14th day of August, 2002.

                                                   /s/ David A. Trice
                                                   -----------------------------
                                                   David A. Trice